April 2024

Pricing Supplement No. 1,738

Registration Statement Nos. 333-275587; 333-275587-01

Dated April 30, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 15% of the stated principal amount. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons from prior monthly periods for which a contingent monthly coupon was not paid), but only with respect to each observation date on which the index closing value of the underlying index is greater than or equal to 70% of the initial index value, which we refer to as the coupon barrier level. In addition, starting one year after the original issue date, if the index closing value of the underlying index is greater than or equal to the initial index value on any monthly redemption determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the related contingent monthly coupon and the contingent monthly coupons with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of the underlying index has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from the initial index value, investors will receive the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. If, however, the final index value of the underlying index has decreased by more than the buffer amount of 15% from the initial index value, investors will lose 1% of principal for every 1% decline in the final index value of the underlying index from the initial index value beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing up to 85% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent monthly coupons over the 5-year term of the securities, with no possibility of being called out of the securities until after the initial 1-year non-call period. Investors will not participate in any appreciation of the underlying index. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index (the “Index” or the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC (“S&P®”), in coordination with Morgan Stanley, and was established on March 14, 2022. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted, momentum-based, or trend following, approach to construct a portfolio composed of equity futures contracts. In addition, the strategy applies an overall volatility-targeting feature upon the resulting portfolio and is subject to a 4.0% per annum daily decrement.

The goal of the underlying index is to provide rules-based exposure to unfunded, rolling positions in equity futures contracts, with a maximum exposure to the futures contracts of 400%. The index components are selected from a universe of three equity futures contracts – the E-Mini Nasdaq-100 Futures (“NQ”), which reference the Nasdaq-100 Index®, the E-Mini S&P 500 Futures (“ES”), which reference the S&P 500® Index, and the E-Mini Russell 2000 Futures (“QR”), which reference the Russell 2000® Index. We refer to the E-Mini Nasdaq-100 Futures, the E-Mini S&P 500 Futures and the E-Mini Russell 2000 Futures as the Index Components.

There are seven discrete steps in calculating the underlying index level: (1) a risk-adjusted momentum signal is calculated for each Index Component; (2) the index composition (the “Base Index”) is calculated using the risk-adjusted momentum signals; (3) the realized volatility level of the Base Index (the “Base Volatility”) is calculated; (4) theoretical leverage is calculated based on the Base Volatility and the underlying index’s targeted volatility; (5) the theoretical leverage is compared to the actual leverage; (6) if necessary, the actual leverage is adjusted; and (7) a 4.0% per annum daily decrement is applied.

For more information see “Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index” below and “Risk Factors—Risks Relating to the Underlying Index” below.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	S&P® U.S. Equity Momentum 40% VT 4% Decrement Index
Aggregate principal amount:	$504,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 30, 2024
Original issue date:	May 3, 2024 (3 business days after the pricing date)
Maturity date:	May 3, 2029
Contingent monthly coupon:

●If, on any observation date, the index closing value or the final index value, as applicable, is greater than or equal to the coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 12.00% (corresponding to approximately $10.00 per month per security) on the related coupon payment date plus any previously unpaid contingent monthly coupons from prior observation dates.

●If, on any observation date, the index closing value or the final index value, as applicable, is less than the coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that the underlying index will remain below the coupon barrier level for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:	If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

●If the final index value of the underlying index is greater than or equal to 85% of the initial index value, meaning that the final index value of the underlying index has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from the initial index value:

the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates

●If the final index value of the underlying index is less than 85% of the initial index value, meaning that the final index value of the underlying index has decreased by more than the buffer amount of 15% from the initial index value:

$1,000 + [$1,000 × (index percent change + 15%)]

If the final index value of the underlying index is greater than or equal to the coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$922.00 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$7.50	$992.50
Total	$504,000	$3,780	$500,220

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $992.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See "Use of proceeds and hedging" on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following this 1-year initial non-call period, if, on any redemption determination date, beginning on April 30, 2025, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Redemption determination dates:

Starting on April 30, 2025, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates" below, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

Starting on May 5, 2025, monthly, as set forth “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates" below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon barrier level:	666.701, which is equal to 70% of the initial index value
Buffer amount:

15%. As a result of the buffer amount of 15%, the value at or above which the underlying index must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is 809.566, which is approximately 85% of the initial index value.

Initial index value:	952.43, which is the index closing value of the underlying index on the pricing date
Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to April 30, 2029, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date.

Final index value:	The index closing value of the underlying index on the final observation date
Index percent change:	(final index value - initial index value) / initial index value
CUSIP:	61776LRN9
ISIN:	US61776LRN90
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
May 30, 2024*	June 4, 2024*
June 28, 2024*	July 3, 2024*
July 30, 2024*	August 2, 2024*
August 30, 2024*	September 5, 2024*
September 30, 2024*	October 3, 2024*
October 30, 2024*	November 4, 2024*
November 29, 2024*	December 4, 2024*
December 30, 2024*	January 3, 2025*
January 30, 2025*	February 4, 2025*
February 28, 2025*	March 5, 2025*
March 31, 2025*	April 3, 2025*
April 30, 2025	May 5, 2025
May 30, 2025	June 4, 2025
June 30, 2025	July 3, 2025
July 30, 2025	August 4, 2025
August 29, 2025	September 4, 2025
September 30, 2025	October 3, 2025
October 30, 2025	November 4, 2025
November 28, 2025	December 3, 2025
December 30, 2025	January 5, 2026
January 30, 2026	February 4, 2026
February 27, 2026	March 4, 2026
March 30, 2026	April 2, 2026
April 30, 2026	May 5, 2026
May 29, 2026	June 3, 2026
June 30, 2026	July 3, 2026
July 30, 2026	August 4, 2026
August 31, 2026	September 3, 2026
September 30, 2026	October 5, 2026
October 30, 2026	November 4, 2026
November 30, 2026	December 3, 2026
December 30, 2026	January 5, 2027
January 29, 2027	February 3, 2027

April 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
February 26, 2027	March 3, 2027
March 30, 2027	April 2, 2027
April 30, 2027	May 5, 2027
May 28, 2027	June 3, 2027
June 30, 2027	July 6, 2027
July 30, 2027	August 4, 2027
August 30, 2027	September 2, 2027
September 30, 2027	October 5, 2027
October 29, 2027	November 3, 2027
November 30, 2027	December 3, 2027
December 30, 2027	January 4, 2028
January 31, 2028	February 3, 2028
February 29, 2028	March 3, 2028
March 30, 2028	April 4, 2028
April 28, 2028	May 3, 2028
May 30, 2028	June 2, 2028
June 30, 2028	July 6, 2028
July 31, 2028	August 3, 2028
August 30, 2028	September 5, 2028
September 29, 2028	October 4, 2028
October 30, 2028	November 2, 2028
November 30, 2028	December 5, 2028
December 29, 2028	January 4, 2029
January 30, 2029	February 2, 2029
February 28, 2029	March 5, 2029
March 29, 2029	April 3, 2029
April 30, 2029 (final observation date)	May 3, 2029 (maturity date)

*The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is May 5, 2025.

April 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) with respect to each monthly observation date on which the index closing value or the final index value, as applicable, is greater than or equal to 70% of the initial index value, which we refer to as the coupon barrier level. It is possible that the index closing value of the underlying index could remain below the coupon barrier level for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent monthly coupons.

If the index closing value is greater than or equal to the initial index value on any monthly redemption determination date, beginning on April 30, 2025 (approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. If the securities have not previously been redeemed and the final index value is greater than or equal to 85% of the initial index value, meaning that the underlying index has not declined by an amount greater than the buffer amount of 15%, the payment at maturity will be the sum of the stated principal amount, the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates. However, if the securities have not previously been redeemed and the final index value is less than 85% of the initial index value, meaning that the underlying index has declined by an amount greater than the buffer amount of 15%, investors will lose 1% of principal for every 1% decline in the final index value of the underlying index from the initial index value beyond the buffer amount of 15%. If the final index value of the underlying index is greater than or equal to the coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates. In this case, the payment at maturity will be less than the stated principal amount of the securities. Investors in the securities must be willing to accept the risk of losing up to 85% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 5-year term of the securities. In addition, investors will not participate in any appreciation of the underlying index.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $922.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the buffer amount and the coupon barrier level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) with respect to each observation date on which the index closing value or the final index value, as applicable, is greater than or equal to 70% of the initial index value, which we refer to as the coupon barrier level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent monthly coupon and any previously unpaid contingent monthly coupons, and the payment at maturity will vary depending on the final index value, as follows:

Scenario 1

Starting after one year, on any monthly redemption determination date, the index closing value is greater than or equal to the initial index value.

￭The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date (plus any unpaid contingent monthly coupons from any prior monthly periods).

￭Investors will not participate in any appreciation of the underlying index from the initial index value.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final index value is greater than or equal to 85% of the initial index value, meaning that the underlying index has not decreased by an amount greater than the buffer amount of 15%.

￭The payment due at maturity will be the stated principal amount and the contingent monthly coupon with respect to the final observation date (plus any unpaid contingent monthly coupons from any prior monthly periods).

￭Investors will not participate in any appreciation of the underlying index from the initial index value.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final index value is less than 85% of the initial index value, meaning that the underlying index has decreased by an amount greater than the buffer amount of 15% from the initial index value.

￭The payment due at maturity will be equal to $1,000 + [$1,000 × (index percent change + 15%)].

￭If the final index value of the underlying index is greater than or equal to the coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

￭Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security. Accordingly, investors in the securities must be willing to accept the risk of losing up to 85% of their entire initial investment.

April 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each monthly observation date, (2) the index closing values on each monthly redemption determination date (starting after one year) and (3) the final index value. Please see “Hypothetical Examples” beginning on page 8 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting after One Year)

April 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 8.

April 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the index closing value of the underlying index on each monthly observation date, and the amount you will receive at maturity will be determined by reference to the final index value of the underlying index on the final observation date. The actual initial index value and coupon barrier level for the underlying index are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the index closing value of the underlying index is at or above the coupon barrier level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 12.00% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent monthly coupon rate of 12.00% per annum (corresponding to approximately $10.00 per month per security*).

Automatic Early Redemption (starting after one year):

If, on any redemption determination date, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date plus the contingent monthly coupon with respect to the related observation date and any unpaid contingent monthly coupons from any prior monthly periods.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final index value of the underlying index has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from the initial index value, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final index value of the underlying index has decreased by more than the buffer amount of 15% from the initial index value: $1,000 + [$1,000 × (index percent change + 15%)].

If the final index value of the underlying index is greater than or equal to the coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Index Value:	800
Hypothetical Coupon Barrier Level:	560, which is 70% of the hypothetical initial index value
Buffer Amount:	15%

*The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $10.00 is used in these examples for ease of analysis.

April 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Index Closing Value	Contingent Monthly Coupon
Hypothetical Observation Date 1	820 (at or above the coupon barrier level)	$10.00
Hypothetical Observation Date 2	410 (below the coupon barrier level)	$0
Hypothetical Observation Date 3	700 (at or above the coupon barrier level)	$10.00 + $10.00 = $20.00

On hypothetical observation date 1, the underlying index closes at or above the coupon barrier level. Therefore, a contingent monthly coupon of $10.00 is paid on the relevant coupon payment date.

On hypothetical observation date 2, the underlying index closes below the coupon barrier level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, the underlying index closes at or above the coupon barrier level. Therefore, investors receive the hypothetical contingent monthly coupon with respect to the third observation date as well as the previously unpaid contingent monthly coupon with respect to the second observation date.

If the index closing value of the underlying index is less than the coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire 5-year term of the securities.

April 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after one year, if the index closing value of the underlying index is greater than or equal to the initial index value on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons from prior observation dates.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Index Value	Index Percent Change	Payment at Maturity
Example 1:	280 (below the coupon barrier level, has decreased by an amount greater than the buffer amount)	(final index value – initial index value) / initial index value = (280 – 800) / 800 = -65%	= $1,000 + [$1,000 × (index percent change + 15%)] = $1,000 + [$1,000 × (-65% + 15%)] = $1,000 + ($1,000 × -50%) = $500
Example 2:	580 (at or above the coupon barrier level, has decreased by an amount greater than the buffer amount)	(580 – 800) / 800 = -27.50%

= $1,000 + [$1,000 × (index percent change + 15%)] + the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates

= $1,000 + [$1,000 × (-27.50% + 15%)] + the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates

= $1,000 + ($1,000 × -12.50%) + the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates

= $875 + the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

Example 3:	720 (at or above the coupon barrier level, has increased, remained unchanged or decreased by an amount less than the buffer amount)	(720 – 800) / 800 = -10%

The stated principal amount + the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

Example 4:	920 (at or above the coupon barrier level, has increased, remained unchanged or decreased by an amount less than the buffer amount)	(920 – 800) / 800 = 15%

The stated principal amount + the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

In example 1, the final index value of the underlying index is less than the coupon barrier level, and the underlying index has decreased by an amount greater than the buffer amount of 15% from the initial index value. Therefore, investors are exposed to the downside performance of the underlying index at maturity, and investors lose 1% of the principal amount for every 1% decline in the final index value of the underlying index from the initial index value beyond the buffer amount of 15%. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

In example 2, the final index value of the underlying index is greater than or equal to the coupon barrier level, and the underlying index has decreased by an amount greater than the buffer amount of 15% from the initial index value. Therefore, investors are exposed to the downside performance of the underlying index at maturity, and investors lose 1% of the principal amount for every 1% decline in the

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

final index value of the underlying index from the initial index value beyond the buffer amount of 15%. However, because the final index value of the underlying index is greater than or equal to the coupon barrier level, investors receive the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from prior observation dates.

In examples 3 and 4, the final index value of the underlying index is greater than or equal to the coupon barrier level, and the underlying index has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from the initial index value. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from prior observation dates.

If the final index value of the underlying index has decreased by more than the buffer amount of 15% from the initial index value, you will be exposed to the downside performance of the underlying index beyond the buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 85%, of your investment in the securities.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 15% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity, and if the final index value of the underlying index has decreased by more than the buffer amount of 15% from the initial index value, you will lose 1% of your principal for every 1% decline in the final index value of the underlying index from the initial index value beyond the buffer amount of 15%. Under this scenario, the payment at maturity will be less than the stated principal amount. You could lose up to 85% of your investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of the underlying index is at or above the coupon barrier level on the related observation date. If the index closing value of the underlying index is lower than the coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the index closing value of the underlying index is less than the coupon barrier level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of the underlying index on such later observation date is greater than or equal to the coupon barrier level. Therefore, you will not receive such unpaid contingent monthly coupon if the index closing value of the underlying index is less than the coupon barrier level on each subsequent observation date. It is possible that the index closing value of the underlying index will be less than the coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of the underlying index on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the index closing value of the underlying index on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of the underlying index on monthly observation dates, if the index closing value of the underlying index on any observation date is below the coupon barrier level, you will not receive the contingent monthly coupon for the related interest period, or any previously unpaid contingent monthly coupons, even if the value of the underlying index was at or above the coupon barrier level on other days during that interest period.

￭Investors will not participate in any appreciation in the value of the underlying index. Investors will not participate in any appreciation in the value of the underlying index from the initial index value, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the index closing value or the final index value, as applicable, is greater than or equal to the coupon barrier level until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day, in relation to the coupon barrier level and initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying index,

owhether the index closing value of the underlying index is currently or has been below the coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Index Components or securities markets generally and which may affect the value of the underlying index, odividend rates on the securities underlying the indices referenced by the Index Components,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

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Principal at Risk Securities

othe composition of the underlying index, the compositions of the indices referenced by the Index Components and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the underlying index has closed near or below the coupon barrier level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of the underlying index based on its historical performance. The value of the underlying index may decrease and be below the coupon barrier level on each observation date so that you will receive no contingent monthly coupons, and the underlying index may decrease by more than the buffer amount of 15% from the initial index value on the final observation date so that you will lose some, and up to 85%, of your initial investment in the securities. There can be no assurance that the index closing value of the underlying index will be greater than or equal to the coupon barrier level on any observation date so that you will receive any contingent monthly coupon during the term of the securities, or that it will not have declined by more than the buffer amount of 15% from the initial index value on the final observation date so that you do not suffer a loss on your initial investment in the securities. See “S&P® U.S. Equity Momentum 40% VT 4% Decrement Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index, the Index Components or the component stocks of the indices referenced by the Index Components. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the component stocks of the indices referenced by the Index Components.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will

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Principal at Risk Securities

adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index, the Index Components or the component stocks of the indices referenced by the Index Components), including trading in the Index Components and the stocks that constitute the indices referenced by the Index Components as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the indices referenced by the Index Components and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying index must close on each observation date so that you receive a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates on the securities and (iii) the value at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the redemption determination dates and observation dates, and, accordingly, whether the securities are automatically called prior to maturity, whether we pay a contingent monthly coupon on each coupon payment date and, if the securities are not called prior to maturity, the payout to you at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the coupon barrier level, the index closing value on each observation date, including the final index value, whether the contingent monthly coupon will be paid on each coupon payment date, whether you receive any previously unpaid contingent monthly coupons, whether the securities will be redeemed following any redemption determination date, whether a market disruption event has occurred, and the payment that you will receive upon an automatic early redemption or at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Index

￭No assurance can be given that the investment strategy used to construct the underlying index will achieve its intended results or that the underlying index will be successful or will outperform any alternative index or strategy that might reference the Index Components. No assurance can be given that the investment strategy on which the underlying index is based will be successful or that the underlying index will outperform any alternative strategy that might be employed with respect to the Index Components. The underlying index has been developed based on predetermined rules that may not prove to be advantageous or successful, and that will not be adjusted for market conditions.

￭The decrement of 4% per annum will adversely affect the performance of the underlying index in all cases, whether the underlying index appreciates or depreciates. The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index includes a decrement feature, whereby 4% per annum is deducted daily from the level of the underlying index. The level of the Base Index will track the performance of an index from which no such decrement is deducted, and as a result, the underlying index will underperform the tracked index in all cases. The level of the underlying index may decline even if the constituents of the Base Index appreciate. Because of the deduction of the decrement, the underlying index will underperform the performance of an identical index without such a decrement feature.

￭The underlying index is subject to risks associated with the use of significant leverage. At times, the underlying index will use significant leverage in an effort to achieve its target volatility. When the underlying index employs leverage, any declines in the prices of the Index Components will be magnified, resulting in accelerated losses.

￭The underlying index may not be fully invested. On a weekly index rebalance day, the underlying index's exposure to the Index Components will be less than 100% when the implied volatility of the Index Components is above 40%. If the underlying index's exposure to the Index Components is less than 100%, the underlying index will not be fully invested, and any uninvested portion will earn no return. The underlying index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the Index Components on any such day. Additionally, the 4.0% per annum decrement is deducted daily, even when the underlying index is not fully invested.

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Principal at Risk Securities

￭The underlying index was established on March 14, 2022 and therefore has very limited operating history. The performances of the underlying index and some of the component data have been retrospectively simulated for the period from January 1, 2019 to March 11, 2022. As such, performance for periods prior to the establishment of the underlying index has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the underlying index existed at any time during the period of the retrospective simulation. The methodology and the underlying index used for the calculation and retrospective simulation of the underlying index has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

￭As the underlying index is new and has very limited historical performance, any investment in the underlying index may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the underlying index prior to March 14, 2022 is hypothetical and back-tested, as the underlying index did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oS&P® Dow Jones Indices LLC developed the rules of the underlying index with the benefit of hindsight - that is, with the benefit of being able to evaluate how the underlying index rules would have caused the underlying index to perform had it existed during the hypothetical back-tested period.

oThe hypothetical back-tested performance of the underlying index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this note are not necessarily representative of the market conditions that will exist in the future.

oIt is impossible to predict whether the underlying index will rise or fall. The actual future performance of the underlying index may bear little relation to the historical or hypothetical back-tested levels of the underlying index.

￭Higher future prices of the futures contracts to which the underlying index is linked relative to their current prices may adversely affect the value of the underlying index and the value of the securities. The Index Components are selected from a universe of three equity futures contracts currently listed for trading on the CME. As the relevant futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of the underlying index, and, accordingly, the value of the securities.

￭Suspensions or disruptions of market trading in futures markets could adversely affect the price of the securities. Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying index, and, therefore, the value of the securities.

￭Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the underlying index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

￭The E-mini Russell 2000 Futures are one of the Index Components and are subject to risks associated with small-capitalization companies. The E-mini Russell 2000 Futures are one of the Index Components and are based on the Russell 2000® Index, which consists of stocks issued by companies with relatively small market capitalization. Therefore, at times, the underlying index will be based in part on the value of small-capitalization companies. These companies often have greater stock

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Principal at Risk Securities

price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the E-mini Russell 2000 Futures may be more volatile than futures contracts based on indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the Index Components or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

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Principal at Risk Securities

S&P® U.S. Equity Momentum 40% VT 4% Decrement Index Overview

The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index is a rules-based, long-only index that was developed by S&P®, in coordination with Morgan Stanley, and was established on March 14, 2022. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted, momentum-based, or trend following, approach to construct a portfolio composed of equity futures contracts. In addition, the strategy applies an overall volatility-targeting feature upon the resulting portfolio and is subject to a 4.0% per annum daily decrement. For additional information about the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index, see the information set forth under “Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index” below.

The inception date for the underlying index was March 14, 2022. The information regarding the underlying index prior to March 14, 2022 is a hypothetical retrospective simulation calculated by the underlying index publisher, using the same methodology as is currently employed for calculating the underlying index based on historical data. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the index existed at any time during the period of the retrospective simulation. Investors should be aware that no actual investment which allowed a tracking of the performance of the underlying index was possible at any time prior to March 14, 2022. Such data must be considered illustrative only.

Information as of market close on April 30, 2024:

Bloomberg Ticker Symbol:	SPUMP40
Current Index Value:	952.43
52 Weeks Ago:	635.71
52 Week High (on 3/21/2024):	1,127.66
52 Week Low (on 5/4/2023):	599.28

The following graph sets forth the hypothetical retrospective and historical daily index closing values of the underlying index for the period from January 1, 2019 through April 30, 2024. The related table sets forth the hypothetical retrospective and historical high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on April 30, 2024 was 952.43. The underlying index was established on March 14, 2022. The information prior to March 14, 2022 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only. No assurance can be given as to the index closing value of the underlying index on any observation date, including the final observation date.

S&P® U.S. Equity Momentum 40% VT 4% Decrement Index Daily Index Closing Values January 1, 2019** to April 30, 2024

* The black solid line indicates the coupon barrier level, which is 70% of the initial index value.

** The underlying index was established on March 14, 2022. The information prior to March 14, 2022 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

S&P® U.S. Equity Momentum 40% VT 4% Decrement Index	High	Low	Period End
2019
First Quarter	348.12	268.56	324.60
Second Quarter	382.50	284.37	341.54
Third Quarter	387.52	285.53	314.73
Fourth Quarter	434.55	280.71	426.81
2020
First Quarter	521.28	304.31	322.61
Second Quarter	443.32	314.71	415.77
Third Quarter	639.38	421.14	524.05
Fourth Quarter	713.46	474.12	704.59
2021
First Quarter	863.77	663.10	749.09
Second Quarter	837.77	699.66	837.77
Third Quarter	1,043.86	806.82	832.62
Fourth Quarter	1,161.26	814.80	1,108.82
2022
First Quarter	1,131.39	784.94	875.35
Second Quarter	894.88	573.82	593.26
Third Quarter	795.55	558.98	558.98
Fourth Quarter	666.33	554.86	579.57
2023
First Quarter	721.27	559.38	638.34
Second Quarter	838.08	583.45	836.32
Third Quarter	939.41	682.50	693.59
Fourth Quarter	924.21	605.74	910.60
2024
First Quarter	1,127.66	816.06	1,122.03
Second Quarter (through April 30, 2024)	1,118.64	909.01	952.43

“S&P®” is a trademark of S&P® Global, Inc. For more information, see “Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index” below.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any contingent monthly coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Listing:	The securities will not be listed on any securities exchange.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the

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Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be

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Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described on page 4 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the Index Components, in the stocks constituting the indices referenced by the Index Components, in futures and/or options contracts on the underlying index, the Index Components or the stocks constituting the indices referenced by the Index Components listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value, and, as a result, could increase (i) the value at or above which the underlying index must close on the redemption determination dates so that the securities are

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Contingent Income Buffered Auto-Callable Securities due May 3, 2029, with 1-Year Initial Non-Call Period

Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying index must close on each observation date so that you receive a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates on the securities and (iii) the value at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the redemption determination dates and the observation dates, and, accordingly, whether the securities are automatically called prior to maturity, whether we pay a contingent monthly coupon on each coupon payment date and, if the securities are not called prior to maturity, the payout to you at maturity.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $992.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for auto-callable securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

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You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Overview

The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index (the “Index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC (“S&P®”), in coordination with Morgan Stanley, and was established on March 14, 2022. The Index employs a rules-based quantitative strategy that consists of a risk-adjusted, momentum-based, or trend following, approach to construct a portfolio composed of equity futures contracts. In addition, the strategy applies an overall volatility-targeting feature upon the resulting portfolio and is subject to a 4.0% per annum daily decrement.

Index Strategy

The goal of the Index is to provide rules-based exposure to unfunded, rolling positions in equity futures contracts, with a maximum exposure to the futures contracts of 400%. The index components are selected from a universe of three equity futures contracts – the E-Mini Nasdaq-100 Futures (“NQ”), which reference the Nasdaq-100 Index®, the E-Mini S&P 500 Futures (“ES”), which reference the S&P 500® Index, and the E-Mini Russell 2000 Futures (“QR”), which reference the Russell 2000® Index. We refer to the E-Mini Nasdaq-100 Futures, the E-Mini S&P 500 Futures and the E-Mini Russell 2000 Futures as the Index Components. For more information on the E-Mini Nasdaq-100 Futures, the E-Mini S&P 500 Futures and the E-Mini Russell 2000 Futures, see “Index Components” below.

Calculation of Index Level

There are seven discrete steps in calculating the Index level: (1) a risk-adjusted momentum signal is calculated for each Index Component (see “Determining the Risk-Adjusted Momentum Signal for Each Futures Contract”); (2) the index composition (the “Base Index”) is calculated using the risk-adjusted momentum signals (see “Calculation of the Base Index”); (3) the realized volatility level of the Base Index (the “Base Volatility”) is calculated (see “Volatility Targeting”); (4) theoretical leverage is calculated based on the Base Volatility and the Index’s targeted volatility (see “Leverage” and “Volatility Targeting”); (5) the theoretical leverage is compared to the actual leverage (see “Leverage”); (6) if necessary, the actual leverage is adjusted (see “Leverage”); and (7) a 4.0% per annum daily decrement is applied (see “Decrement Deduction”).

Determining the Risk-Adjusted Momentum Signal for Each Futures Contract

The Base Index is rebalanced daily according to each Index Component’s risk-adjusted momentum signal. To calculate the risk-adjusted momentum signals, each Index Component’s longer-term moving average price is divided by its shorter-term moving average price. The resulting value is then divided by that Index Component’s volatility, with the quotient representing the risk-adjusted momentum signal. Each Index Component’s longer-term moving average price is calculated over a period of two months and the shorter-term moving average price is calculated over a period of one month.

Calculation of the Base Index

The Base Index for the Index is calculated daily. At any given time, the Base Index is composed of either two or three of the Index Components. The Base Index is calculated based on the risk-adjusted momentum signal (see “Determining the Risk-Adjusted Momentum Signal for Each Index Component”). On a daily basis, the top two Index Components, as measured by risk-adjusted momentum signal, are weighted in the Base Index at 50% each. In a scenario where all three Index Components have identical risk-adjusted momentum signals, each Index Component is weighted as 33.333% of the Base Index. In a scenario where one Index Component has the highest risk-adjusted momentum signal, and the other two Index Components have identical risk-adjusted momentum signals, the Index Component with the highest risk-adjusted momentum signal is weighted as 50% of the Base Index and the other two Index Components are each weighted as 25% of the Base Index.

Volatility Targeting

On a daily basis, the Index’s exposure to the Index Components is adjusted in an effort to seek a target volatility of 40%. If the Base Volatility is less than the target volatility of 40%, the Index will employ leveraged exposure of up to four times (meaning the Index can have up to 400% exposure to the Index Components comprising the Base Index) to seek to achieve the target volatility, subject to the filter described below (see “Leverage”). Under no circumstances will the Index seek to employ exposure of greater than 400% to the Index Components. Subject to the filter described below (see “Leverage”), if the Base Volatility is above 40%, the Index’s exposure to the Index Components will be reduced to be less than 100% in an effort to seek the target volatility of 40%.

Leverage

The targeted leverage based on the realized volatility of the Base Index (the “theoretical leverage”) will often differ from the actual leverage the Index employs at a given time because the Index employs a filter (the “Filter”) that regulates changes to the actual leverage. The Filter operates in such a way so that the actual leverage is adjusted only when the difference between the actual leverage and the theoretical leverage exceeds a 5% threshold. The theoretical leverage and actual leverage are calculated daily, and when the difference between the two exceeds the 5% threshold, a change in actual leverage is implemented, with a two-day lag.

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Decrement Deduction

The Index applies a 4.0% per annum daily decrement that will reduce the level of the Index, regardless of whether the Index appreciates or depreciates. The decrement is applied daily at a rate of 4.0% per annum, even when the Index is not fully invested in the Base Index. The decrement is applied daily after any leverage has been applied. Because of the deduction of the decrement, the Index will underperform the performance of an identical index without such a decrement feature.

Index Components

Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The Index Components are rolled forward once a quarter, with one-third of the contracts being rolled forward on each of the fourth, third, and second day prior to expiration.

E-Mini Nasdaq-100 Futures

E-mini Nasdaq-100 Futures (the “NQ”) are U.S. dollar-denominated futures contracts on the Nasdaq-100 Index® traded on the Chicago Mercantile Exchange (the “CME”), where each futures contract references a value of $20 times the level of the Nasdaq-100 Index®. The CME is a derivatives marketplace based in Chicago that facilitates the trading of futures and options. The NQ trades in increments of 0.25 index points with each incremental movement, or “tick,” which in this case would be each 0.25-point movement, equaling five dollars.

NQ contracts listed for the nearest five quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the NQ contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the NQ contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiration month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of NQ contracts is based on the opening prices of the component stocks in the Nasdaq 100® Index, determined on the third Friday of the contract month. For more information on the Nasdaq-100® Index, see “Nasdaq-100® Index” in the accompanying index supplement.

E-Mini S&P 500 Futures

E-mini S&P 500 Futures (the “ES”) are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the CME, representing a contract unit of $50 multiplied by the S&P 500® Index, measured in cents per index point.

ES contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the ES contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of ES contracts is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month. For more information on the S&P 500® Index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

E-Mini Russell 2000 Futures

E-mini Russell 2000 Futures (the “QR”) are a U.S. dollar-denominated futures contracts, based on the Russell 2000® Index, traded on the CME, representing a contract unit of $50 multiplied by the Russell 2000® Index, measured in cents per index point. The QR trades in increments of 0.10 index points with each tick equaling five dollars.

QR contracts listed for the nearest five quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the QR contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of QR contracts is based on the opening prices of the component stocks in the Russell 2000® Index, determined on the third Friday of the contract month. For more information on the Russell 2000® Index, see “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, all of the Index Components are exchange-traded futures contracts. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing

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houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the Index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house.

Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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